SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 11, 1998


                           GreenPoint Financial Corp.
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             (Exact name of registrant as specified in its charter)


          Delaware                  0-22516                  06-1379001
     ------------------        -----------------        -------------------
       (State or other            (Commission                (IRS Employer
       jurisdiction of            File Number)               Identification
        incorporation)                                          Number)


                    90 Park Avenue, New York, New York 10016
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                    (Address of principal executive offices)


                                 (212) 834-1711
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              (Registrant's telephone number, including area code)

                         This document contains 3 pages.


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      ITEM 5.  OTHER EVENTS

            On April 13, 1998, GreenPoint Financial Corp., a Delaware corporation (the "Company"), issued a press release announcing the execution of a Stock Purchase Agreement, dated as of April 11, 1998, between GreenPoint Bank, a New York chartered savings bank and wholly-owned subsidiary of the Company (the "Bank"), and BankAmerica Corporation, a Delaware corporation ("BankAmerica"), providing for the purchase by the Bank of the manufactured housing loans business of BankAmerica Housing Services, a division of Bank of America, FSB, a federal savings bank and wholly-owned subsidiary of BankAmerica, for a cash premium of $603 million (the "Transaction"). A copy of the Company's press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

            The Transaction will constitute a purchase for accounting and financial reporting purposes, and consummation of the Transaction is subject to satisfaction of certain conditions.

      ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS

            (c)    Exhibits.

                   The following exhibit is filed with this report:

      Exhibit 99.1 Press Release dated April 13, 1998.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GREENPOINT FINANCIAL CORP.


      Date:  April 21, 1998              By:   /s/ Howard Bluver
                                               -----------------
                                         Name:  Howard Bluver
                                         Title: Senior Vice President and
                                                General Counsel

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                                  EXHIBIT INDEX

      Exhibit 99.1  Press Release dated April 13, 1998.